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                                                                    EXHIBIT 23.1

             CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS


The Board of Directors
Fair, Isaac and Company, Incorporated:


         We consent to incorporation by reference in the registration statement on Form S-3 of Fair, Isaac and Company, Incorporated and subsidiaries of our report dated October 23, 1996, except as to note 16, which is as of November 4, 1996, relating to the consolidated balance sheets of Fair, Isaac and Company, Incorporated and subsidiaries as of September 30, 1996 and 1995, and the related statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1996, which report appears in the September 30, 1996 annual report on Form 10-K of Fair, Isaac and Company, Incorporated and subsidiaries. We also consent to the reference to our Firm under the heading "Experts" in the registration statement.


                                   KPMG PEAT MARWICK LLP


San Francisco, California
January 23, 1997